                                                                     Exhibit 3.5

                          CERTIFICATE OF INCORPORATION
                                       OF
                      AMCRAFT BUILDING PRODUCTS CO., INC.
                                     UNDER
                      THE DELAWARE GENERAL CORPORATION LAW


     FIRST.  The name of the corporation is

                      AmCraft Building Products Co., Inc.

     SECOND. The period of duration of the
Corporation shall be perpetual, unless hereinafter lawfully dissolved.

     THIRD. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     FOURTH. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FIFTH. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common stock of the par value of one cent ($0.01) per share, all of the same class.

     SIXTH. (1) The name and mailing address of the incorporator is:

          James R. Hinson, Jr.
          Leo and Associates
          200 Randolph Avenue, Suite 200
          Huntsville, Alabama 35801

     (2) The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are each to serve as a directors until the first annual meeting of stockholders or until his respective successor has been elected and qualified are:

          Errett E. Elmer                 601 Henry Avenue
                                          Beloit, Wisconsin 53511

     SEVENTH.  Election of directors need not be by written ballot.

     EIGHTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation except as and to the extent provided in the By-Laws.

     NINTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, partner, trustee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article NINTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the by-laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

     TENTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     ELEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation this 15th day of May, 1991.


                                       ----------------------------------------
                                       James R. Hinson, Jr., Incorporator

STATE OF ALABAMA    )
COUNTY OF MADISON   )

     I, ___________________, a notary public do hereby certify that on this 15th day of May, 1991, personally appeared before me, James R. Hinson, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator and that the statements therein contained are true.



                                       ----------------------------------------
                                       Notary Public, State of Alabama
                                       My commission expires:

                             ARTICLES OF AMENDMENT
                                       OF
                      AMCRAFT BUILDING PRODUCTS CO., INC.


                                   ARTICLE I

     Article Ninth of the original Articles of Incorporation provides as follows:

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, partner, trustee, or agent of the corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article NINTH. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

                                   ARTICLE II

     The following amendment to the original Articles of Incorporation was adopted on January 24, 1994.

     Article Ninth of the original Articles of Incorporation is revoked and deleted and the following is adopted in its place:

     Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, partner, trustee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall not be entitled to be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred, by him in connection with such action, suit, or proceeding except to the extent then required and mandated by law. To the maximum extent permitted by law, this revocation of the right of indemnification originally contained in the Articles of Incorporation shall apply whether or not the claim asserted is based on matters which antedate the adoption of this Articles of Amendment. Such revocation of the right of indemnification shall also apply as to any person who has ceased to be a director, officer, incorporator, employee, or agent and shall apply to the heirs and personal representatives of such person.

                                  ARTICLE III

     The number of shares of the Corporation outstanding and entitled to vote at the time of such adoption was 100.

                                  ARTICLE IV

     The holder of all shares outstanding and entitled to vote have signed a consent in writing and adopting such Amendment.



                                       ----------------------------------------
                                       Kenneth A. Hendricks, President
                                       and Sole Shareholder



                                       ----------------------------------------
                                       Diane M. Hendricks, Secretary

STATE OF WISCONSIN  )
                    )
COUNTY OF ROCK      )

     Before me, the undersigned, personally appeared Kenneth A. Hendricks, as President of AmCraft Building Products Co., Inc., who is known to me and who, having read the contents of the foregoing Articles of Amendment, swore that the statements contained therein are true and correct to the best of his knowledge.

     Sworn to and subscribed before me this the _____ day of ______________, 1994.



                                       ---------------------------------------
                                       Notary Public
                                       My Commission Expires:

(SEAL)

STATE OF WISCONSIN  )
                    )
COUNTY OF ROCK      )

     Before me, the undersigned, personally appeared Diane M. Hendricks, as Secretary of AmCraft Building Products Co., Inc., who is known to me and who, having read the contents of the foregoing Articles of Amendment, swore that the statements contained therein are true and correct to the best of her knowledge.

     Sworn to and subscribed before me this the _____ day of _______________, 1994.



                                       ----------------------------------------
                                       Notary Public
                                       My Commission Expires:

(SEAL)

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